CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-197988) of CoreLogic, Inc. of our report dated February 27, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in CoreLogic, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
Irvine, California
May 9, 2018

OMM_US:76265286.3